EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

323 Railroad Corp., a Connecticut Corporation

UB Darien, Inc., a Connecticut Corporation

UB Danbury, Inc., a Connecticut Corporation

UB Somers, Inc., a New York Corporation

UB Dockside, LLC, a Delaware Limited Liability Company

UB Railside, LLC, a Delaware Limited Liability Company

UB Yorktown, LLC, a Delaware Limited Liability Company

UB Stamford, L.P., a Delaware Limited Partnership

UB Rye LLC, a New York Limited Liability Company

UB Ironbound, L.P., a Delaware Limited Partnership

UB Ironbound GP, LLC, a Delaware Limited Liability Company

UB New Milford, LLC, a Delaware Limited Liability Company

UB Midway I, LLC, a Delaware Limited Liability Company

UB Midway II, LLC, a Delaware Limited Liability Company

UB Katonah, LLC, a New York Limited Liability Company

UB Putnam, LLC, a Delaware Limited Liability Company

UB Litchfield, LLC, a Delaware Limited Liability Company

UB Solar, Inc., a New Jersey Corporation

UB NM Fairfield Plaza, LLC, a Delaware Limited Liability Company

UB Fairfield Centre, LLC, a Delaware Limited Liability Company

UB Orangeburg, LLC, a Delaware Limited Liability Company

UB Eastchester Plaza, LLC, a Delaware Limited Liability Company

UB Chester, LLC, a New Jersey Limited Liability Company

UB Plaza 59, LLC, a New York Limited Liability Company

UB Chestnut, LLC, a New Jersey Limited Liability Company

UB New Providence, LLC, a Delaware Limited Liability Company

UB Greenwich I, LLC, a Connecticut Limited Liability Company

Yorktown Beverages, Inc., a New York Corporation

Townline Beverages, Inc., a Connecticut Corporation

UB 1031 Parking, LLC, a New York Limited Liability Company

UB McLean, LLC, a New York Limited Liability Company

Airport Beverages, Inc., a Connecticut Corporation

Veterans Plaza Beverages, Inc. a Connecticut Corporation

UB Pompton Lakes I, LLC, a New Jersey Limited Liability Company

UB Wyckoff I, LLC, a New Jersey Limited Liability Company

UB Kinnelon I, LLC, a New Jersey Limited Liability Company

UB Midland Park I, LLC, a New Jersey Limited Liability Company

UB Bloomfield I, LLC, a Delaware Limited Liability Company

UB Boonton I, LLC, a Delaware Limited Liability Company

UB Riverhead I, LLC, a New York Limited Liability Company

UB Riverhead II, LLC, a New York Limited Liability Company

UB Greenwich II-OGCC, LLC, a Connecticut Limited Liability Company

UB Fort Lee I, LLC, a New Jersey Limited Liability Company

UB Harrison I, LLC, a New York Limited Liability Company

UB Ferry II, LLC, a New Jersey Limited Liability Company

UB Norwalk I, LLC, a Connecticut Limited Liability Company

UB Newfield Green, LLC, a Connecticut Limited Liability Company

Fairfield Funding XVIII, LLC, a Delaware Limited Liability Company

UB 970 High Ridge, LLC, a Delaware Limited Liability Company

UB Derby I, LLC, a Delaware Limited Liability Company

UB High Ridge, LLC, a Delaware Limited Liability Company

UB Mortgage XVIII, LLC, a Delaware Limited Liability Company

Ridgeway Beverages Inc, a Connecticut Corporation

UB Derby I, LLC, a Delaware Limited Liability Company

UB Passaic I, LLC, a Delaware Limited Liability Company

UB High Ridge SPE, LLC, a Delaware Limited Liability Company

UB High Ridge, LLC, a Delaware Limited Liability Company

UB Tanglewood, LLC, a Delaware Limited Liability Company

UB Dumont I, LLC, a Delaware Limited Liability Company

UB Waldwick I, LLC, a Delaware Limited Liability Company

Dock Wine and Liquors Inc, a Connecticut Corporation